Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES FIRST QUARTER EARNINGS

•	Core product lines performing well
•	Results include acquisition of senior secured debt of Clinton Cards
•	justWink application and Cardstore.com well received by consumers

CLEVELAND (June 28, 2012) – American Greetings Corporation (NYSE: AM) today announced its results for the first fiscal quarter ended May 25, 2012.

First Quarter Results

For the first quarter of fiscal 2013, the Company reported total revenue of $393.1 million, pre-tax income of $10.4 million and net income of $7.3 million or 20 cents per share (all per-share amounts assume dilution). Revenue was reduced by $1.4 million as a result of scan-based trading conversions that occurred during the quarter. The pre-tax income impact of the scan-based trading conversions was $1.0 million (after-tax $0.6 million, reducing earnings per share by about 2 cents). The Company also incurred pre-tax costs of $2.1 million (after-tax $1.3 million, reducing earnings per share by about 4 cents) associated with the termination of a contract within the Company’s intellectual property licensing group.

Also during the first quarter, on May 9, 2012, the Company announced the acquisition for approximately $56.6 million of the senior secured debt of Clinton Cards PLC (“Clinton Cards”), one of the largest specialty retailers of greeting cards in the United Kingdom (“U.K.”). Subsequently, Clinton Cards was placed into administration, a procedure similar to Chapter 11 bankruptcy in the United States, which gives the company, under the control of its administrators, an opportunity to restructure its business. These events triggered multiple charges that are reflected in the first quarter of fiscal 2013 (also see attached table). Revenue was reduced by $4.0 million as a result of the non-cash impairment of the supply agreement with the Birthdays subsidiary of Clinton Cards. The pre-tax income impact of the contract asset impairment was $4.0 million (after-tax $3.0 million, reducing earnings per share by about 8 cents). The Company incurred pre-tax costs of $17.2 million (after-tax $12.9 million, reducing earnings per share by about 35 cents) associated with a bad debt write-off related to Clinton Cards. The Company also incurred pre-tax costs of $2.0 million (after-tax $1.2 million, reducing earnings per share by about 3 cents) associated with transaction fees. Finally, the Company incurred pre-tax costs of $7.8 million (after-tax $4.8 million, reducing earnings per share by about 13 cents) associated with an impairment of the acquired Clinton Cards senior secured debt.

The Company subsequently announced, on June 7, 2012, the acquisition of assets of Clinton Cards, including approximately 400 stores and related overhead as well as the Clinton Cards and related brands. The impacts of this transaction will be reflected in the second quarter of fiscal 2013.

For the first quarter of fiscal 2012, the Company reported total revenue of $403.7 million, pre-tax income of $50.8 million, and net income of $32.6 million or 78 cents per share. Revenue was reduced by $1.9 million as a result of scan-based trading conversions that occurred during the quarter. The pre-tax income impact of the scan-based trading conversions was $2.3 million (after-tax $1.4 million, reducing earnings per share by about 3 cents).

Management Comments

Chief Executive Officer Zev Weiss said, “I am pleased with the overall performance of our core business in the first fiscal quarter, holding aside the impact of Clinton Cards. Our pipeline of product, breadth of brands and innovation continue to position us as the card company that sells more cards in more places than any other company in the world. Electronically, we are also taking a leadership role. Our justWink mobile application recently surpassed the one million downloads milestone, showing how we are setting the pace when it comes to connecting the digital and paper worlds for greeting cards.”

Weiss continued, “This quarter, we also had our most successful customer acquisition campaign for Cardstore.com, driven by a heavy push for new customers tied to the Mother’s Day holiday. Despite seeing competitors like Shutterfly and others trying to duplicate our formula for success for personalized greeting cards, our momentum fuels our confidence that we will lead in this area. We believe consumers will come to us for bulk cards and stay with us for more expressive, personal cards. We will compete aggressively on the bulk card business leveraging our scale and capacity, pricing it very competitively while offering a significantly better value than the current market. We will also maintain our focus on the more personalized cards, leveraging our intellectual property to deliver a best in class product. We are excited by the opportunities and encouraged by the consumer response we are seeing.”

Financing Activities

Under the Company’s previously authorized $75 million share repurchase program, the Company purchased approximately 2.8 million shares of its common stock for about $42.6 million during the first quarter of fiscal 2013.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investors section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will also be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships to create happiness, laughter and love. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-packaging and boxed cards. American Greetings also has one of the largest collections of greetings on the Web, including greeting cards available at Cardstore.com and electronic greeting cards available at AmericanGreetings.com. In addition to its product lines, American Greetings creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Executive Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Non-GAAP Measures

Certain after-tax amounts included in the earnings release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9% for U.S. based items and the appropriate rates for international jurisdictions. Management believes that after-tax information is useful in analyzing the Company’s results.

Factors That May Affect Future Results

Certain statements in this release, including those under Management Comments, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the loss of one or more retail customers and/or retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers, including costs and other terms associated with new and expanded customer relationships;

•

the ability to successfully integrate Clinton Cards and achieve the anticipated revenue and operating profits, together with the outcome of negotiations with landlords and the ultimate number of stores acquired;

•	the ability of the administrators to generate sufficient proceeds from the liquidation of the remaining Clinton Cards business to repay the remaining secured debt owed to American Greetings;

•

the timing and impact of expenses incurred and investments made to support new retail or product strategies, including increased marketing expenses, as well as new product introductions and achieving the desired benefits from those investments;

•

the timing of investments in, together with the ability to successfully implement or achieve the desired benefits and cost savings associated with, any information technology systems refresh the Company may implement;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

•

consumer demand for social expression products generally, shifts in consumer shopping behavior, and consumer acceptance of products as priced and marketed including the success of new and expanded advertising and marketing efforts, such as the Company’s on-line efforts through Cardstore.com;

•	the impact and availability of technology, including social media, on product sales;

•	escalation in the cost of providing employee health care;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release; however the risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company believes to be immaterial also may adversely affect American Greetings. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have a material adverse effect on our business, financial condition and results of operations. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars except share and per share amounts)

	(Unaudited) Three Months Ended
	May 25, 2012	May 27, 2011
Net sales	$389,253	$398,124
Other revenue	3,853	5,572

Total revenue	393,106	403,696
Material, labor and other production costs	163,864	157,929
Selling, distribution and marketing expenses	127,163	124,640
Administrative and general expenses	80,168	65,298
Other operating expense (income)—net	1,574	(923)

Operating income	20,337	56,752
Interest expense	4,376	6,124
Interest income	(138)	(321)
Other non-operating expense—net	5,679	159

Income before income tax expense	10,420	50,790
Income tax expense	3,170	18,197

Net income	$7,250	$32,593

Earnings per share—basic	$0.20	$0.80
Earnings per share—assuming dilution	$0.20	$0.78
Average number of common shares outstanding	35,505,749	40,500,357
Average number of common shares outstanding—assuming dilution	36,154,078	41,799,366
Dividends declared per share	$0.15	$0.15

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 25, 2012	May 27, 2011
Net income	$7,250	$32,593
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(8,400)	4,482
Pension and postretirement benefit adjustments	475	(16)
Unrealized gain on securities	—	1

Other comprehensive (loss) income, net of tax:	(7,925)	4,467

Comprehensive (loss) income	$(675)	$37,060

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited)
	May 25, 2012	May 27, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$60,180	$211,139
Trade accounts receivable, net	97,657	137,213
Inventories	214,588	203,346
Deferred and refundable income taxes	63,910	61,533
Assets held for sale	—	7,180
Prepaid expenses and other	110,482	113,744

Total current assets	546,817	734,155
GOODWILL	—	29,701
OTHER ASSETS	530,452	427,714
DEFERRED AND REFUNDABLE INCOME TAXES	118,385	127,731
Property, plant and equipment—at cost	933,328	880,496
Less accumulated depreciation	640,511	630,684

PROPERTY, PLANT AND EQUIPMENT—NET	292,817	249,812

	$1,488,471	$1,569,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$99,872	$98,641
Accrued liabilities	62,610	64,527
Accrued compensation and benefits	40,582	35,163
Income taxes payable	11,007	18,752
Deferred revenue	34,351	35,802
Other current liabilities	48,395	64,305

Total current liabilities	296,817	317,190
LONG-TERM DEBT	225,181	233,298
OTHER LIABILITIES	265,294	187,484
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	21,745	32,132
SHAREHOLDERS’ EQUITY
Common shares—Class A	31,336	37,942
Common shares—Class B	2,860	2,803
Capital in excess of par value	513,917	502,131
Treasury stock	(1,060,244)	(951,643)
Accumulated other comprehensive (loss) income	(19,755)	2,121
Retained earnings	1,211,320	1,205,655

Total shareholders’ equity	679,434	799,009

	$1,488,471	$1,569,113

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 25, 2012	May 27, 2011
OPERATING ACTIVITIES:
Net income	$7,250	$32,593
Adjustments to reconcile net income to cash flows from operating activities:
Stock-based compensation	1,869	2,662
Net loss on disposal of fixed assets	156	86
Depreciation and intangible assets amortization	11,469	10,988
Provision for doubtful accounts	16,886	558
Deferred income taxes	(3,913)	1,147
Other non-cash charges	8,085	872
Changes in operating assets and liabilities, net of acquisitions
Trade accounts receivable	(2,176)	(12,947)
Inventories	(7,161)	(18,750)
Other current assets	4,093	2,378
Income taxes	3,445	7,596
Deferred costs—net	19,560	13,099
Accounts payable and other liabilities	(12,830)	(27,922)
Other—net	3,165	536

Total Cash Flows From Operating Activities	49,898	12,896
INVESTING ACTIVITIES:
Property, plant and equipment additions	(16,432)	(9,825)
Cash payments for business acquisitions, net of cash acquired	—	(5,992)
Proceeds from sale of fixed assets	19	24
Purchase of Clinton Cards debt	(56,560)	—

Total Cash Flows From Investing Activities	(72,973)	(15,793)
FINANCING ACTIVITIES:
Issuance or exercise of share-based payment awards	(728)	10,061
Tax (deficiency) benefit from share-based payment awards	(421)	1,939
Purchase of treasury shares	(40,542)	(9,942)
Dividends to shareholders	(5,369)	(6,062)

Total Cash Flows From Financing Activities	(47,060)	(4,004)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,123)	2,202

DECREASE IN CASH AND CASH EQUIVALENTS	(72,258)	(4,699)
Cash and Cash Equivalents at Beginning of Year	132,438	215,838

Cash and Cash Equivalents at End of Period	$60,180	$211,139

AMERICAN GREETINGS CORPORATION

FIRST QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2013

(In thousands of dollars)

	(Unaudited) Three Months Ended
	May 25, 2012	May 27, 2011
Total Revenue:
North American Social Expression Products	$308,559	$304,684
International Social Expression Products	62,680	70,205
AG Interactive	15,496	16,608
Non-reportable segments	6,371	12,199

	$393,106	$403,696

Segment Earnings (Loss) Before Tax:
North American Social Expression Products	$56,218	$59,294
International Social Expression Products	(22,557)	3,303
AG Interactive	3,773	2,636
Non-reportable segments	(58)	4,606
Unallocated	(26,956)	(19,049)

	$10,420	$50,790

AMERICAN GREETINGS CORPORATION

SUPPLEMENTAL EXHIBIT

(Dollars in millions)

During the quarter ended May 25, 2012, the Corporation recorded certain charges associated with activities and transactions related to Clinton Cards PLC (“Clinton Cards”) that do not have comparative amounts in the prior year period.

	(Unaudited) Three Months Ended May 25, 2012
	Contract asset impairment	Bad debt expense	Legal and advisory fees	Impairment of debt purchased	Total
Net sales	$4.0	—	—	—	$4.0
Administrative and general expenses	—	$17.2	$2.0	—	$19.2
Other non-operating expense	—	—	—	$7.8	$7.8

	$4.0	$17.2	$2.0	$7.8	$31.0